EXHIBIT 99.1

TILRAY BRANDS CLOSES TRANSACTION ACQUIRING EIGHT

BEER & BEVERAGE BRANDS FROM ANHEUSER-BUSCH;

SOLIDIFIES LEADERSHIP POSITION IN U.S. CRAFT BEER MARKET

Tilray Now Holds 5%[1] of U.S. Craft Beer Market Share and Becomes 5th[2] Largest Craft Brewer in the Country, #1 Craft Brewer in the Pacific Northwest, #4 in the Southeast, and 5th in the Northeast

Tilray Successfully Executes Diversified Growth Strategy and Expands High Growth Beverage Business

NEW YORK, October 2, 2023 – Tilray Brands, Inc. (“Tilray Brands”, “Tilray”, “we” or the “Company”) (Nasdaq | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today announced that the Company has closed its all-cash previously-announced acquisition of eight beer and beverage brands from Anheuser-Busch (NYSE: BUD), including the breweries and brewpubs associated with them. The acquired businesses include Shock Top, Breckenridge Brewery, Blue Point Brewing Company, 10 Barrel Brewing Company, Redhook Brewery, Widmer Brothers Brewing, Square Mile Cider Company, and HiBall Energy.

In 2023, the U.S. craft beer market is projected to generate approximately $30 billion in revenue, and to grow at a CAGR of approximately 7.2% through 2030[3]. Combined with the pro forma sales revenue from the acquired businesses, Tilray Brands is expected to become the 5th largest craft beer business in the U.S. market this year2, up from the 9th, with its current brands SweetWater Brewing Company, Montauk Brewing Company, Alpine Beer Company, and Green Flash Brewing Company.

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray Brands, said, “Tilray Brands’ portfolio today reflects our diversified business and the integration of key strategic acquisitions that have enabled us to grow our top line and deliver substantial cost savings through synergies, all while significantly expanding distribution to coveted markets across the U.S. and internationally. With this EBITDA accretive transaction, Tilray has acquired a stellar lineup of eight craft beer and beverage brands that both solidify our leadership in the craft beer industry and strengthen our business in the expansive beverage sector in which we see tremendous opportunity to reinvigorate innovation across many categories including non-alcoholic beverages, energy, and nutritional drinks. Together with our best-in-class team, I am confident that we will successfully integrate our current beer assets with these newly acquired brands and businesses to set the stage for higher growth.”

Mr. Simon continued, “Tilray’s diversified growth strategy is a purposeful and strategic adaptation to current market realities given delayed federal cannabis legalization in the U.S.  When federal cannabis legalization does happen, we believe that Tilray will be ready to dominate as a leading global CPG company with the resources, infrastructure and operations, distribution, brands, sales, and marketing know-how to lead the revolution of cannabis CPG in the mainstream.”

Ty Gilmore, President, Tilray Beer, added, "We are incredibly excited to welcome these iconic brands and the teams behind them to the Tilray Beer business. These brands command great consumer loyalty and have a history of delivering strong award-winning products with tremendous growth opportunities. Tilray is fully committed to invest in and champion the future of the U.S. craft beer industry by fueling innovation and by reinvigorating our marketing, to excite and further accelerate the growth of our consumer base and drive new opportunities of growth and profitability for Tilray and our distributor partners.”

Strategic financial benefits include the following:

Strengthens and Solidifies Tilray’s Leadership Position in Craft Brewing:

●	Established brand portfolio with loyal consumer base and growth upside from synergies and expanded capabilities in alcohol and non-alcoholic beverages
●	Projected to generate craft beer pro-forma revenue of $250 million

●	Strengthens distribution footprint nationwide
●	Triples Tilray’s beer sales volume from four million cases to twelve million

Modern Facilities and Operations Fuel Innovation and Commercial Growth Opportunities:

●	Four production facilities across the U.S.: Portland, OR, Bend, OR, Littleton, CO and Patchogue, NY
●	Eight vibrant brewpub locations: Seattle, WA, Bend, OR (2), Portland, OR, Boise, ID, Littleton, CO, Breckenridge, CO, and Patchogue, NY
●	Provides additional manufacturing capacity and innovation capabilities for commercial expansion opportunities

●	Identified synergies across procurement, logistics and supply chain to reinvest profitability into growth drivers

Iconic Brands with Loyal Consumer Base:

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Shock Top is an award winning traditional Belgian-style wheat ale that was originally introduced in 2006 as a seasonal offering. After taking home the gold medal at the North American Beer Awards in the Belgian White category, it became a year-round offering. Shock Top Belgian White is a spiced wheat ale brewed with coriander spice and the peels of three different citrus fruits: orange, lemon, and lime. This uniquely crafted ale is unfiltered to create a naturally cloudy brew with a light golden color and a smooth, refreshing finish. Shock Top also has a seasonal line-up that excites consumers every year, led by Twisted Pretzel Wheat, delivering delicious taste and aroma of bakery-fresh pretzels.

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Blue Point Brewing Company was founded in 1998 by two friends who wanted to bring local craft beer to Long Island. Today, Blue Point has grown into one of the largest breweries in New York State, offering a lineup of easy-drinking and innovative craft beers. Its product portfolio includes Toasted Lager, Hoptical Illusion, Imperial Sunshine, Pinstripe Pils, as well as a rotating line of Innovation Beers. Blue Point has won numerous awards over the years that highlight the quality of innovation at forums such as the World Beer Cup, the Great American Beer Festival, the New York Craft Beer Competition, the Australian International Beer Awards, and the Atlantic City Beer Festival.

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Breckenridge Brewery opened its doors in 1990 in the ski town of Breckenridge, Colorado and has grown into one of the most recognized craft breweries in the U.S. Today, Breckenridge Brewery has two locations to visit – the original brewpub in Breckenridge and its renowned Farm House restaurant in Littleton, CO, outside Denver. With a focus on balanced, approachable, and interesting beer, the brewery’s portfolio includes Avalanche Amber Ale, Palisade Peach Wheat, Juice Drop Hazy IPA (India Pale Ale), Funslinger Lager, Vanilla Porter, Hop Peak IPA, Juice Drop Imperial Hazy IPA, Strawberry Sky, Mountain Beach Session Sour, Agave Wheat, Palisade Peach Light, Nitro Vanilla Porter, Nitro Irish Stout, and Christmas Ale (seasonal). In 2022, Breckenridge Agave Wheat won a Bronze medal in the American Wheat Beer category at the Great American Beer Festival.

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10 Barrel Brewing Company was founded in 2006 in Bend, Oregon by a team who shared one simple mindset: brew beer, drink beer, and have fun doing it. Today, 10 Barrel boasts an award-winning team of brewers and has four brewpub locations: Bend West (Bend, OR), Bend East (Bend, OR), Portland, OR and Boise, ID. 10 Barrel is one of the most acclaimed breweries in the U.S., winning a gold medal at the 2022 Great American Beer Festival in the Specialty Berliner-Style Weisse category and a bronze medal in the German Sour Ale Category. 10 Barrel is consistently a top medal winner at the Oregon Beer Awards. Its products include Apocalypse IPA, Nature Calls, Profuse Juice, Rock Hop IPA, All Ways Down, Club Tread Mandarin IPA, Pilsner, Pub Beer, and Cucumber Crush. 10 Barrel took home three Gold and one Silver medal at the 2023 World Beer Cup.

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Redhook Brewery, founded in Seattle, Washington, is one of the nation’s original craft breweries, crafting better beer since 1981. Four decades later, one thing has never changed—Redhook is still brewing great beers. Its award-winning beers include Big Ballard Imperial IPA, Hazy Big Ballard Imperial IPA, Tropical Big Ballard Imperial IPA, Storm Surge Hazy IPA, Lagersquatch Lager, and Long Hammer IPA. Redhook Brewlab opened in 2017 in the heart of Seattle’s Capitol Hill neighborhood. It has an 8-barrel brewing system where consumers can taste the latest experiments. In 2023, Redhook launched its Big Ballard IPA Variety Pack, the industry’s first Imperial Craft 18pk.

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Widmer Brothers Brewing, founded in Portland, Oregon in 1984, is one of the largest craft breweries in the Pacific Northwest. In 1986, Widmer Brothers introduced its Hefe beer, an American variant on the traditional Hefeweizen, which spread widely across the country. In the 2023 Best of Craft Beer Awards, Hefe won Gold in the American Wheat category and Widmer Brothers was awarded “Large Brewery of the Year”. Its award-winning beers include Hefe, Drop Top Amber, Deadlift Imperial IPA, Hopcadia NW IPA, Cold Waters Cold IPA, Juicy Sunrise IPA, and Green Skies Hazy IPA.

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Square Mile Cider Company, launched in 2013, offers ciders made with pure Pacific Northwest apples and lager yeast to create a perfectly crisp, clean, and semi-dry hard cider. Its offerings include Original Hard Cider, Rosé Apple Cider, Peach Lemonade Cider, Raspberry Lemonade Cider, and Imperial Blackberry Pie.

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HiBall Energy was founded in 2005 as a clean energy seltzer made with zero sugar, zero calories, and organic caffeine. HiBall’s products have included Grapefruit, Watermelon Mint, Wild Berry, Black Berry, Lemon Lime, Peach, and Vanilla – all crafted with a proprietary, organic-certified energy blend, consisting of caffeine, guarana, and ginseng.

In addition to Tilray Brands’ craft beer portfolio, Tilray also owns Breckenridge Distillery, the award-winning spirits brand and the World’s Best Blended Whisky, Truss Beverage Co. non-alcoholic cannabis-beverages, and Happy Flower CBD sparkling non-alcoholic cocktails.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with four distinct and complementary business segments including medical and adult-use cannabis, medical distribution, wellness foods, and beverage-alcohol. Tilray Brands is on a mission to change people’s lives for the better – one person at a time - by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis and consumer products company in the world with a portfolio of innovative, high-quality, and beloved brands that address the needs of the consumers, customers, and patients we serve. A pioneer in cannabis research, cultivation, and distribution, today Tilray Brands’ unprecedented and diversified production platform supports a portfolio of best-in-class brands in over 20 countries including comprehensive adult-use and medical cannabis offerings, hemp-based foods, and craft beverages across North America, Europe, Australia, and Latin America.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under U.S. and Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to the acquisition; the Company’s ability to realize projected craft beer pro-forma revenue of $250 million; the Company’s ability to expand upon distribution and sales of alcohol products, in the U.S.; expected opportunities upon U.S. federal legalization; and the Company’s ability to commercialize new and innovative products. Many factors could cause actual results, performance, or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed Annual Report on Form 10-K (and other periodic reports filed with the SEC (Securities and Exchange Commission)) of Tilray Brands made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Media Contact:
Berrin Noorata

news@tilray.com

Investor Contact:
Raphael Gross
203-682-8253
Raphael.Gross@icrinc.com

[1] Based on 2022 Beer Institute craft beer industry data.

[2] Expected rankings based on Brewers Association 2022 Annual Report and expected sales volume.

[3] Brewers Association 2022 Report.